Exhibit 10.2

Certain identified information in this document has been excluded because it is both (i) not material and (ii) is the type of information that the Company customarily and actually treats as private or confidential. This document has been marked with “[***]” to indicate where omissions have been made. Additionally, pursuant to Item 601(a)(5) of Regulation S-K, Exhibits B through F have been omitted in their entirety.

First Amendment to Amended and Restated Installment Financing Services Agreement

This First Amendment to the Amended and Restated Installment Financing Services Agreement (the “First Amendment”) is made as of October 2, 2023 (the “Amendment Effective Date”) by and between (a) Affirm, Inc. (“Affirm”), (b) Amazon.com Services LLC (“Amazon Services”) and (c) Amazon Payments, Inc. (“Amazon Payments”), and hereby amends and modifies the Amended and Restated Installment Financing Services Agreement between Amazon and Affirm dated November 10, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Amazon Services and Amazon Payments may also be referred to herein individually as “Amazon”. Amazon and Affirm may sometimes be referred to herein together as the “Parties” or singularly as a “Party”. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, Amazon and Affirm are parties to the Agreement;
WHEREAS, Amazon and Affirm wish to amend the Agreement as set forth in this First Amendment;
NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Amazon and Affirm agree as follows:

1.Section 6.10 (E), Settlement of Program Credit Proceeds. Section 6.10 (E) of the Agreement is hereby deleted in its entirety and replaced with the contents of Exhibit A attached hereto.

2.Schedule 1.1, Definitions. The following definition set forth in Schedule 1.1, Definitions is hereby amended by deleting such definition in its entirety and restating it as follows:

a.“Installments Product” means a closed-end installment loan for customers to finance the purchase of Eligible Products at 0% or 10-36% APR with various loan terms originated by Bank or Affirm’s Affiliate.

3.Schedule 2.3(A)(1), Section 2.1. The second table and the paragraph appearing immediately following that table in Section 2.1 (Pricing Options) of Schedule 2.3(A)(1) (Program Credit Features) of the Agreement is hereby deleted in its entirety and replaced with the table and paragraph set forth on Exhibit B attached hereto.

4.Schedule 2.3(A)(1), Section 4. Section 4 of Schedule 2.3(A)(1) (Program Credit Features) of the Agreement is hereby deleted in its entirety and replaced with the contents of Exhibit C attached hereto.

5.Schedule 2.3(A)(2), Section 2. Section 2 of Schedule 2.3(A)(2) (Pricing Options and Financing Terms) of the Agreement is hereby modified by adding the contents of Exhibit D attached hereto directly after Table 2.1-C.

6.Schedule 2.5(B), Section 2.
a.Table 1.a. appearing under Section 2 of Schedule 2.5(B) (Program Performance Targets) of the Agreement is hereby deleted in its entirety and replaced with the table set forth on Exhibit E attached hereto.

b.The second paragraph appearing under Table 2 under Section 2 of Schedule 2.5(B) (Program Performance Targets) of the Agreement is hereby deleted in its entirety and replaced with the paragraph set forth on Exhibit F attached hereto.

7.Governing Law and Forum. This First Amendment is governed by the laws of the State of Washington, without reference to its conflict of law rules. Each Party agrees to exclusive personal jurisdiction and venue in the federal and state courts in King County, Washington for any dispute arising out of this Agreement. With respect to any proceeding or action arising out of or in any way relating to this Agreement (whether in contract, tort, equity or otherwise), the Parties knowingly, intentionally and irrevocably waive their right to trial by jury.

8.Effectiveness; No other Modification. This Amendment is effective as of the First Amendment Effective Date. Except as modified in this Amendment, all of the terms and conditions of the Agreement remain unchanged and in full force and effect. In the event of any conflict between the terms of the Agreement and those in this Amendment, the terms of this Amendment shall govern with respect to the subject matter hereof.

9.Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which may be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver signatures to this Amendment electronically, including by facsimile or portable document format (PDF) file.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the first date written above.

AFFIRM, INC.

By:    /s/ Pat Suh
Name:    Pat Suh
Title:    SVP Revenue

AMAZON.COM SERVICES LLC

By:    /s/ David Williams
Name:    David Williams
Title:    VP Payment Products

AMAZON PAYMENTS, INC.

By:    /s/ Alan Steele
Name:    Alan Steele
Title:    Vice President and Director

EXHIBIT A

(E)     Settlement of Program Credit Proceeds. (1) In the case of any purchase made on a Participating Site other than a Processed Merchant Site, upon Affirm’s receipt of confirmation from Amazon that the last Purchased Good in a Basket has shipped, or (2) in the case of any purchase made on a Processed Merchant Site, [***], Affirm will initiate payment to Amazon Services or Amazon Payments, as the case may be, [***], of an amount equal to the entire loan proceeds under the Installment Credit Agreement approved for that Basket, which amount will equal the sum of the Basket Amount due from Affirm to Amazon, less any (i) Subsidy (as applicable) with respect to that Installment Credit Agreement, (ii) in the case of payments made to Amazon Payments, Affirm MDR, (iii) Processed Merchant Losses, and (iv) the Buy Rate Amount (the “Settled Loan Proceeds”). Thirty days following the end of each month during the Term, Affirm will also pay to Amazon Payments the aggregate amount of Rev Share in respect of Program Credits relating to all transactions processed through the Amazon Pay Widget on Processed Merchant Sites during the immediately preceding month in accordance with Section 4.7 of Schedule 2.3(A)(2) less any Rev Share previously paid to Amazon Payments that corresponds to Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations or Amazon Concessions processed during such month. Notwithstanding the foregoing, solely with respect to purchases made on a Participating Site other than a Processed Merchant Site, if any item in a Basket has not shipped (a “Delayed Item”) by the Settlement Cutoff Date then (x) Affirm will, in conjunction with Bank, as applicable, reduce the principal amount of the corresponding Program Credit as if the applicable Approved Customer had initiated a Partial Order Cancellation with respect to such Delayed Item in accordance with Section 6.11(C), and (y) by the first Business Day to occur after the Settlement Cutoff Date, Affirm will initiate payment to Amazon Services of an amount equal to the loan proceeds under the Installment Credit Agreement approved for that Basket (for the avoidance of doubt, after giving effect to the principal reduction described in the immediately preceding clause (x)). The “Settlement Cutoff Date” means the date that is one hundred twenty (120) days (if Affirm receives one-time, prior Bank approval), or otherwise sixty (60) days, after the entire loan proceeds under the Installment Credit Agreement were approved for a Basket. The Parties will mutually agree upon communications to Approved Customers relating to a Partial Order Cancellation for a Delayed Item. Affirm may not otherwise reduce or set off against the Settled Loan Proceeds, except for (i) any Subsidy due to Affirm with respect to that Installment Credit Agreement as set forth in Schedule 2.3(A)(1) or Schedule 2.3(A)(2), as applicable, (ii) refunds arising from Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations or Amazon Concessions, in each case communicated to Affirm by Amazon as set forth in Section Error! Reference source not found.; or (iii) Processed Merchant Losses. Affirm will transmit Settled Loan Proceeds to one or more accounts of Amazon Services or its Affiliates specified by Amazon Services. Until or unless Affirm Loan Services, LLC obtains its own money transmission license(s) as applicable, Affirm Loan Services, LLC may collect an Approved Customer’s initial, one-time partial payment of the applicable purchase price (i.e., down payments) on behalf of a Processed Merchant through the Amazon Pay Widget in connection with a transaction made on a Participating Site under this Agreement (each a “Partial Payment”). Each payment by an Approved Customer to Affirm Loan Services, LLC will be considered the same as a payment made directly to the applicable Processed Merchant. Amazon Payments understands that Affirm Loan Services, LLC’s obligation to transmit a Partial Payment to Amazon Payments in accordance with Affirm’s terms and conditions with the applicable Processed Merchant is subject to and conditional upon successful receipt of the associated Partial Payment from Customer. For the avoidance of doubt, with respect to Program Credits originated by Bank, Bank will disburse the Settled Loan Proceeds to Amazon; and with respect to Program Credits originated by Affirm’s Affiliate, Affirm Loan Services, LLC, such Affirm Affiliate will disburse the Settled Loan Proceeds to Amazon. With respect to Program Credits relating to transactions processed through the Amazon Pay Widget on Processed Merchant Sites, Settled Loan Proceeds will be disbursed to Amazon Payments. With respect to Program Credits relating to transactions processed through Participating Sites that do not include Processed Merchant Sites, Settled Loan Proceeds will be disbursed to Amazon Services or the applicable Covered Affiliate.